UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2008

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2008, H. Leigh Severance, age 70, was appointed to the CREDO Petroleum Corporation Board of Directors to serve in the newly-created Board seat in Class III.  Mr. Severance has over forty years investment experience as a portfolio manager and security analyst with mutual fund and advisory organizations, including his own firm, Severance Capital Management, which was founded in 1984.

Prior to 1984, Mr. Severance was employed by Cambiar Investors, Inc., an independent Denver-based investment advisory firm.  His previous experience includes portfolio manager of Founder Growth Fund, portfolio manager of J.M. Hartwell and Company and a security analyst for the endowment fund at the University of Rochester.

Mr. Severance received his MBA from the University of Chicago Graduate School of Business.

Mr. Severance has not been appointed to serve on any committee of the Board of Directors and has engaged in no reportable related party transactions with the Company, its directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDO PETROLEUM CORPORATION
(Registrant)

Date: November 19, 2008	By:	/s/ James T. Huffman
James T. Huffman
Chief Executive Officer